Exhibit 5.1
Boston Connecticut FLORIDA New Jersey New York Washington, DC

October 16, 2020

TransAct Technologies Incorporated

One Hamden Center

2319 Whitney Avenue, Suite 3B

Hamden, Connecticut 06518

We have acted as counsel for TransAct Technologies Incorporated, a Delaware corporation (the “Company”), in connection with the issuance and sale of 1,380,000 shares of the Company’s common stock, par value $.01 per share (the “Securities”), in a registered public offering.

In connection therewith, we have examined (i) the Registration Statement on Form S-3 (File No. 333-248055) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the prospectus of the Company, dated August 21, 2020, which forms a part of the Registration Statement, as supplemented by the prospectus supplement, dated October 14, 2020 (the “Prospectus Supplement”), relating to the offer and sale of the Securities, as filed with the Commission pursuant to Rule 424(b) under the Securities Act (as so supplemented, the “Prospectus”) and (iii) the Underwriting Agreement, dated October 14, 2020 (the “Underwriting Agreement”), between the Company and Roth Capital Partners, LLC, as representative of the several underwriters listed in Schedule I thereto. In addition, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, and the Amended and Restated By-laws of the Company, each as currently in effect, relevant resolutions of the Board of Directors of the Company or committees thereof and such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforementioned records, documents, agreements, instruments and certificates and upon statements and certificates of officers and representatives of the Company and public officials.

TransAct Technologies Incorporated

October 16, 2020

Based upon, and subject to, the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that, when the Securities have been issued and paid for in accordance with the terms of the Underwriting Agreement and as described in the Registration Statement and the Prospectus, the Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the effect of the laws of any other jurisdiction.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on October 16, 2020, which is incorporated by reference in the Registration Statement and the Prospectus, and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement and the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Day Pitney LLP

DAY PITNEY LLP

SWG